UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2007

RESOURCE AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-04408	72-0654145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

    One Crescent Drive, Suite 203, Philadelphia, Pennsylvania  19112
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (215) 546-5005

   N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 25, 2007 LEAF Funding, LLC, an indirect subsidiary of ours, entered into a Loan Sale Agreement with the Federal Deposit Insurance Corporation as Receiver of NetBank, Alpharetta, Georgia, to acquire substantially all of the assets of NetBank Business Finance, the equipment leasing division of NetBank.  The purchase price is approximately $410 million.  We expect that financing for the acquisition will be provided through Morgan Stanley Bank.  The acquisition is required to close on or before November 7, 2007.

The Registrant’s press release dated October 29, 2007 announcing entry into the Loan Sale Agreement is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                             Description

99.1	Press Release dated October 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCE AMERICA, INC.

Date: October 31, 2007	By:	/s/ Steven J. Kessler
Name: Steven J. Kessler
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                                           Description

99.1	Press Release dated October 29, 2007